
                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY



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                                   $75,000,000

                                CREDIT AGREEMENT

                                      AMONG

                        COGENTRIX EASTERN AMERICA, INC.,
                                  AS BORROWER,

                            THE SEVERAL LENDERS FROM
                          TIME TO TIME PARTIES HERETO,

                                       AND

                       DRESDNER BANK AG, NEW YORK BRANCH,
                             AS ADMINISTRATIVE AGENT


                          DATED AS OF SEPTEMBER 8, 1999

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

                                TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS..........................................................................1
     1.1  Defined Terms..........................................................................1
     1.2  Other Definitional Provisions.........................................................18

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.....................................................19
     2.1  Revolving Commitments.................................................................19
     2.2  Procedure for Revolving Loan Borrowing................................................20
     2.3  Revolving Commitment Fees, etc. ......................................................20
     2.4  Termination or Reduction of Revolving Commitments.....................................21
     2.5  Optional Prepayments..................................................................21
     2.6  Mandatory Prepayments.................................................................21
     2.7  Conversion and Continuation Options...................................................22
     2.8  Limitations on Eurodollar Tranches....................................................22
     2.9  Interest Rates and Payment Dates......................................................22
     2.10  Computation of Interest and Fees.....................................................23
     2.11  Inability to Determine Interest Rate.................................................23
     2.12  Pro Rata Treatment and Payments......................................................24
     2.13  Requirements of Law..................................................................25
     2.14  Taxes................................................................................26
     2.15  Indemnity............................................................................27
     2.16  Change of Lending Office.............................................................28

SECTION 3.  REPRESENTATIONS AND WARRANTIES......................................................28
     3.1  Financial Condition...................................................................28
     3.2  No Change.............................................................................29
     3.3  Existence; Compliance with Law........................................................29
     3.4  Corporate Power; Authorization; Enforceable Obligations...............................29
     3.5  No Legal Bar..........................................................................30
     3.6  Litigation............................................................................30
     3.7  No Default............................................................................30
     3.8  Ownership of Property; Liens..........................................................30
     3.9  Taxes.................................................................................30
     3.10  Federal Regulations..................................................................31
     3.11  ERISA................................................................................31
     3.12  Investment Company Act; Public Utility Holding Company Act; Other Regulations........31
     3.13  Subsidiaries.........................................................................31
     3.14  Use of Proceeds......................................................................32
     3.15  Accuracy of Information, etc.........................................................32
     3.16  Security Documents...................................................................32

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     3.17  Solvency.............................................................................33
     3.18  Year 2000 Matters....................................................................33
     3.20  Principal Place of Business, Etc. ...................................................33
     3.21  Regulatory Status....................................................................33

SECTION 4.  CONDITIONS PRECEDENT................................................................34
     4.1  Conditions to Initial Extension of Credit.............................................34
     4.2  Conditions to Each Revolving Loan.....................................................35

SECTION 5.  AFFIRMATIVE COVENANTS...............................................................36
     5.1  Financial Statements..................................................................36
     5.2  Certificates; Other Information.......................................................37
     5.3  Payment of Obligations................................................................38
     5.4  Maintenance of Existence; Compliance.  ...............................................38
     5.5  Inspection of Property; Books and Records; Discussions................................39
     5.6  Notices...............................................................................39
     5.7  Required Insurance....................................................................40
     5.8  Employee Plans........................................................................41
     5.9  Indiantown Ownership..................................................................41

SECTION 6.  NEGATIVE COVENANTS..................................................................41
     6.1 Indebtedness...........................................................................41
     6.2  Liens.................................................................................41
     6.3  Fundamental Changes...................................................................42
     6.4  Disposition of Property...............................................................42
     6.5  Restrictions on Withdrawals...........................................................42
     6.6  Investments...........................................................................43
     6.7  Modifications of Certain Documents; Additional Contracts. ............................43
     6.8  Transactions with Affiliates..........................................................44
     6.9  Sales and Leasebacks..................................................................44
     6.10  Changes in Fiscal Periods............................................................44
     6.11  Negative Pledge Clauses..............................................................44
     6.12  Clauses Restricting Subsidiary Distributions.........................................45
     6.13  Lines of Business....................................................................45
     6.14  Leases...............................................................................45
     6.15  Guarantee Obligations................................................................45
     6.16  Debt Service Coverage Ratio..........................................................45

SECTION 7.  EVENTS OF DEFAULT...................................................................46

SECTION 8.  THE AGENT...........................................................................50
     8.1  Appointment...........................................................................50
     8.2  Delegation of Duties..................................................................50

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     8.3  Exculpatory Provisions................................................................50
     8.4  Reliance by Administrative Agent......................................................50
     8.5  Notice of Default.....................................................................51
     8.6  Non-Reliance on Agents and Other Lenders..............................................51
     8.7  Indemnification.......................................................................52
     8.8  Agent in Its Individual Capacity......................................................52
     8.9  Successor Administrative Agent........................................................52
     8.10  Authorization to Release Liens.......................................................53

SECTION 9.  MISCELLANEOUS.......................................................................53
     9.1  Amendments and Waivers................................................................53
     9.2  Notices...............................................................................53
     9.3  No Waiver; Cumulative Remedies........................................................54
     9.4  Survival of Representations and Warranties............................................55
     9.5  Payment of Expenses and Taxes.........................................................55
     9.6  Successors and Assigns; Participations and Assignments................................56
     9.7  Adjustments; Set-off..................................................................58
     9.8  Counterparts..........................................................................58
     9.9  Severability..........................................................................58
     9.10  Integration..........................................................................58
     9.11  GOVERNING LAW........................................................................59
     9.12  Submission To Jurisdiction; Waivers..................................................59
     9.13  Acknowledgments......................................................................59
     9.14  Confidentiality......................................................................60
     9.15  WAIVERS OF JURY TRIAL................................................................60

SCHEDULES:

1.1 (a)               Addresses of Lenders and Percentages
1.1 (b)               Cogentrix Eastern America Revolver Analysis
3.13                  Subsidiaries/Affiliates of Borrower
3.16                  UCC Filing Jurisdictions
3.19                  Transaction Documents to be Supplied


EXHIBITS:

A                     Form of Borrowing Request
B                     Form of Revolving Note
C                     Form of Security Deposit Agreement
D-1                   Form of Borrower Stock Pledge Agreement
D-2                   Form of Northhampton Holdco Stock Pledge Agreement
D-3                   Form of Logan Holdco Stock Pledge Agreement
E                     Form of Closing Certificate
F-1                   Form of Legal Opinion of Moore & Van Allen, PLLC
F-2                   Form of Legal Opinion of Menaker & Herrmann, LLP
G-1                   Form of Extension Request
G-2                   Form of Extension Agreement
H                     Form of Assignment and Acceptance
I                     Form of Tax Certificate

         CREDIT AGREEMENT, dated as of September 8, 1999, between COGENTRIX EASTERN AMERICA, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), and DRESDNER BANK AG, NEW YORK BRANCH, as administrative agent for the Lenders.

                  The parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Revolving Loans the rate of interest applicable to which is based upon the ABR.

                  "Accounts": as defined in the Security Deposit Agreement.

                  "Administrative Agent": Dresdner as the administrative agent for the Lenders under this Agreement and the other Credit Documents, together with any of its successors.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Law": all Requirements of Law and all applicable laws, statutes, rules, regulations, ordinances, treaties, orders, decrees, judgments, decisions, certificates, holdings, injunctions, Governmental Actions or requirement of any Governmental Authority along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof. Unless the context clearly requires otherwise, the term "Applicable Law" shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements, or other modifications thereto or thereof, and whether or not in effect as of the date of the Credit Agreement.

                  "Applicable Margin": 0.50% per annum for ABR Loans and 1.50% per annum for Eurodollar Loans.

                  "Assignee": as defined in Section 9.6(c).

                  "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit H.

                  "Assignor": as defined in Section 9.6(c).

                  "Available Revolving Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Commitment then in effect over (b) the aggregate principal amount of such Lender's Revolving Loans then outstanding.

                  "Benefitted Lender": as defined in Section 9.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble hereto.

                  "Borrower Distribution Date": as defined in the Security Deposit Agreement.

                  "Borrower Stock Pledge Agreement": the Stock Pledge Agreement to be executed and delivered by CDH in favor of the Administrative Agent, substantially in the form of Exhibit D-1, as amended, supplemented or otherwise modified from time to time.

                  "Borrowing Date": any Business Day specified by the Borrower in a Borrowing Request as a date on which the Borrower requests the Lenders to make a Revolving Loan hereunder.

                  "Borrowing Request": a request and certificate of the Borrower substantially in the form of Exhibit A (with such changes thereto as agreed upon from time to time by the Administrative Agent and the Borrower).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Carneys Point Financing Documents": the collective reference to (i) the Amended and Restated Credit Agreement, dated as of June 9, 1997, by and among Chambers, ING (U.S.) Capital Corporation, as Agent, and each of the banks parties thereto, and (ii) any and all other loan agreements, credit agreements, indentures and other contracts or agreements relating to the financing or refinancing of the Carneys Point Project or entered into in connection with such financing or refinancing, in the case of each of (i) and
(ii) as amended, supplemented or otherwise modified from time to time.

                  "Carneys Point Holdco": Cogentrix/Carneys Point, Inc., a Delaware corporation.

                  "Carneys Point Project": the 262-megawatt pulverized coal fired cogeneration facility, owned by Chambers, located within the grounds of the DuPont Chamber Works, a chemical complex in Carneys Point, New Jersey.

                  "Carneys Point Project Documents": the collective reference to
(i) any and all contracts providing for (a) the sale, exchange or transmission of any of the Carneys Point Project's electrical or steam output or (b) the supply or transportation of fuel, goods or services essential to the operation of the Carneys Point Project (other than employment contracts and contracts involving less than $500,000 annually or having a maximum term (including renewal options) of less than six months) or (c) the removal of ash or other by-products from the Carneys Point Project or (d) the acquisition or lease of any material item of real or personal property related to the Carneys Point Project, and (ii) any partnership agreements, membership agreements, shareholders agreements and similar agreements with respect to Chambers, in the case of each of (i) and (ii) as amended, supplemented or otherwise modified from time to time.

                  "Cash Equivalents": (a) marketable direct obligations of the United States, (b) marketable obligations directly and fully guaranteed as to interest and principal by the United States, (c) demand deposits with the Administrative Agent, and time deposits, certificates of deposit and banker's acceptances issued by (i) the Administrative Agent or (ii) any member bank of the Federal Reserve System which is organized under the laws of the United States or any state thereof or any United States branch of a foreign bank, in each case whose long-term debt securities are rated "A" or better by Standard & Poor's Corporation and "A2" or better by Moody's Investors Service, Inc., (d) commercial paper or tax exempt obligations given the highest rating by Moody's Investors Service, Inc. and Standard & Poor's Corporation, (e) obligations of the Administrative Agent or any bank described in paragraph (c) above, in respect of the repurchase of obligations of the type as described in paragraphs (a) and (b) hereof, provided that such repurchase obligations shall be fully secured by obligations of the type described in said paragraphs (a) and (b) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, the Administrative Agent or any such bank, (f) instruments rated "AAA" by Standard & Poor's Corporation and "Aaa" by Moody's Investors Service, Inc. issued by investment companies and having a maturity of 180 days or less, (g) eurodollar certificates of deposit issued by the Administrative Agent or any bank described in paragraph (c) above, and (h) marketable securities rated not less than "A-1" by Standard & Poor's Corporation or not less than "Prime-1" by Moody's Investors Service, Inc. In no event shall any cash in the Accounts be invested in any obligation, certificate of deposit, acceptance, commercial paper or instrument which by its terms matures more than 180 days after the date of investment, unless the Administrative Agent or a bank meeting the requirements of paragraph (c) above shall have agreed to repurchase such obligation, certificate of deposit, acceptance, commercial paper or instrument at its purchase price plus earned interest within no more than 180 days after its purchase hereunder.

                  "CDH": Cogentrix Delaware Holdings, Inc., a Delaware corporation.

                  "Chambers": Chambers Cogeneration Limited Partnership, a Delaware limited partnership.

                  "Chase": The Chase Manhattan Bank.

                  "Closing Date": the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Cogentrix Energy": Cogentrix Energy, Inc., a North Carolina corporation.

                  "Cogentrix Holdcos": the collective reference to the Northampton Holdco, the Logan Holdco, the Indiantown Holdco and the Carneys Point Holdco.

                  "Collateral": the collective reference to all property and interests in property (tangible or intangible) now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Administrative Agent pursuant to the Security Documents, including, without limitation, the "Collateral" as defined in the Security Deposit Agreement and the "Pledged Stock" as defined in each of the Stock Pledge Agreements.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Credit Documents": the collective reference to this Agreement, the Revolving Notes, all Borrowing Requests and the Security Documents.

                  "Credit Parties": the collective reference to the Borrower and CDH.

                  "Debt Service": for any period, the sum of (a) all amounts payable by the Borrower during such period in respect of (i) interest on the Revolving Loans and (ii) prepayments of principal of the Revolving Loans pursuant to Section 2.6(a) hereof (but in no event including any payment of principal due on the Revolving Commitment Termination Date pursuant to Section 2.1(b) hereof), (b) all fees payable under or in connection with this Agreement during such period (including, without limitation, all Administrative Agent's fees and Revolving Commitment Fees) and (c) all costs, expenses, indemnities and other amounts payable (other than principal of the Revolving Loans) by the Borrower during such period to the Administrative Agent or any of the Lenders pursuant to any of the Credit Documents.

                  "Debt Service Coverage Ratio": for any period, the ratio of
(i) the Operating Cash Flow for such period to (ii) the Debt Service for such period.

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Distribution Certificate": as defined in the Security Deposit Agreement.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Dresdner": Dresdner Bank AG, New York Branch.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding maintained by a member bank of the Federal Reserve System, or any London branch of any Lender.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Bridge Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Bridge Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Loans": Revolving Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Revolving Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Extension Agreement": an extension agreement substantially in the form of Exhibit G-2

                  "Extension Request": an extension request substantially in the form of Exhibit G-1

                  "Extension Date": as defined in Section 2.1(c) hereof.

                  "Existing Projects": the collective reference to the Projects and the eight other electric generating facilities and interest in the Iroquois gas pipeline owned as of the Closing Date by the Borrower and its Subsidiaries.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "FERC": the Federal Energy Regulatory Commission.

                  "Financing Documents": the collective reference to the Northampton Financing Documents, the Indiantown Financing Documents, the Carneys Point Financing Documents and the Logan Financing Documents.

                  "FPA": the Federal Power Act, as amended from time to time.

                  "Funding Office": the office of the Administrative Agent specified in Section 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time.

                  "Governmental Action": all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, claims, licenses, exemptions, publications, filings, notices to and declarations of or with any Governmental Authority.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Granite": Granite Generating Company, L.P., a Delaware limited partnership.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Holding Account": as defined in the Security Deposit
Agreement.

                  "Holding Company Act": the Public Utility Holding Company Act of 1935, as amended from time to time.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in paragraphs (a) through (g) above; (i) all obligations of the kind referred to in paragraphs (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and (j) all obligations of such Person in respect of Hedge Agreements.

                  "Indiantown": Indiantown Cogeneration, L.P., a Delaware limited partnership.

                  "Indiantown Financing Documents": the collective reference to
(i) the Trust Indenture dated as of November 1, 1994 among Indiantown Cogeneration Funding Corporation, Indiantown and NationsBank of Florida, N.A., as trustee, and (ii) any and all other loan agreements, credit agreements, indentures and other contracts or agreements relating to the financing or refinancing of the Indiantown Project or entered into in connection with such financing or refinancing, in the case of each of (i) and (ii) as amended, supplemented or otherwise modified from time to time.

                  "Indiantown Holdco": Palm Power Corporation, a Delaware corporation.

                  "Indiantown Project": the 380-megawatt pulverized coal-fired cogeneration facility, owned by Indiantown, located in Martin County, Florida.

                  "Indiantown Project Documents": the collective reference to
(i) any and all contracts providing for (a) the sale, exchange or transmission of any of the Indiantown Project's electrical or steam output or (b) the supply or transportation of fuel, goods or services essential to the operation of the Indiantown Project (other than employment contracts and contracts involving less than $500,000 annually or having a maximum term (including renewal options) of less than six months) or (c) the removal of ash or other by-products from the Indiantown Project or (d) the acquisition or lease of any material item of real or personal property related to the Indiantown Project, and (ii) any and all partnership agreements, membership agreements, shareholders agreements and similar agreements with respect to Indiantown, in the case of each of (i) and
(ii) as amended, supplemented or otherwise modified from time to time.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such ABR Loan is outstanding and the final maturity date of such ABR Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Revolving Loan, the date of any repayment or prepayment made in respect thereof.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Borrowing Request or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three

Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (iii) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Revolving Loan.

                  "Investments": as defined in Section 6.6.

                  "Keystone Cogen": Keystone Cogeneration Company, L.P., a Delaware limited partnership.

                  "Keystone Urban": Keystone Urban Renewal, L.P., a Delaware limited partnership.

                  "Lenders": as defined in the preamble hereto.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Logan Financing Documents": the collective reference to (i) the Third Amended and Restated Reimbursement and Loan Agreement dated as of November 1, 1995, among Logan Generating, Keystone Urban, Union Bank of Switzerland and each of the banks parties thereto, and (ii) any and all other loan agreements, credit agreements, indentures and other contracts or agreements relating to the financing or refinancing of the Logan Project or entered into in connection with such financing or refinancing, in the case of each of (i) and
(ii) as amended, supplemented or otherwise modified from time to time.

                  "Logan Generating": Logan Generating Company, L.P., a Delaware limited partnership.

                  "Logan Holdco": Cogentrix/Logan, Inc., a Delaware corporation.

                  "Logan Holdco Stock Pledge Agreement": the Stock Pledge Agreement to be executed and delivered by the Borrower in favor of the Administrative Agent in respect of the stock of the Logan Holdco, substantially in the form of Exhibit D-3, as amended, supplemented or otherwise modified from time to time.

                  "Logan Project": the 218-megawatt pulverized coal-fired facility, owned by Keystone Urban, located on the Delaware River in Logan Township, New Jersey.

                  "Logan Project Documents": the collective reference to (i) any and all contracts providing for (a) the sale, exchange or transmission of any of the Logan Project's electrical or steam output or (b) the supply or transportation of fuel, goods or services essential to the operation of the Logan Project (other than employment contracts and contracts involving less than $500,000 annually or having a maximum term (including renewal options) of less than six months), or (c) the removal of ash or other by-products from the Logan Project or (d) the acquisition or lease of any material item of real or personal property related to the Logan Project, and (ii) any and all partnership agreements, membership agreements, shareholders agreements and similar agreements with respect to any of the Logan Subs, in the case of each of (i) and
(ii) as amended, supplemented or otherwise modified from time to time.

                  "Logan Subs": the collective reference to Logan Generating, Granite, Keystone Urban and Keystone Cogen.

                  "Material Adverse Change": a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Borrower or any Primary Significant Subsidiary (including the ability of the Borrower to perform its obligations under the Credit Documents) or (b) the validity or enforceability of any of the Credit Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder or hereunder.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Non-Excluded Taxes":  as defined in Section 2.14(a).

                  "Non-Primary Financing Documents": the collective reference to the Northampton Financing Documents and the Carneys Point Financing Documents.

                  "Non-Primary Project Documents": the collective reference to the Northampton Project Documents and the Carneys Point Project Documents.

                  "Non-Primary Projects": the collective reference to the Northampton Project and the Carneys Point Project.

                  "Non-Primary Significant Subsidiaries": the collective reference to Northampton and Chambers.

                  "Non-U.S. Lender": as defined in Section 2.14(d).

                  "Northampton": Northampton Generating Company, L.P., a Delaware limited partnership.

                  "Northampton Financing Documents": the collective reference to
(i) the Credit and Reimbursement Agreement among Northampton, ABN AMRO Bank N.V., ABN AMRO Bank N.V. Credit Suisse, Credit Lyonnais New York Branch and the banks parties thereto, and (ii) any and all other loan agreements, credit agreements, indentures and other contracts or agreements relating to the financing or refinancing of the Northampton Project or entered into in connection with such financing or refinancing, in the case of each of (i) and
(ii) as amended, supplemented or otherwise modified from time to time.

                  "Northampton Holdco": Cogentrix/Northampton, Inc., a Delaware corporation.

                  "Northampton Holdco Stock Pledge Agreement": the Stock Pledge Agreement to be executed and delivered by the Borrower in favor of the Administrative Agent in respect of the stock of the Northampton Holdco, substantially in the form of Exhibit D-2, as amended, supplemented or otherwise modified from time to time.

                  "Northampton Project": the 110-megawatt anthracite waste coal-fired electric generating facility, owned by Northampton, located in Northampton County, Pennsylvania.

                  "Northampton Project Documents": the collective reference to
(i) any and all contracts providing for (a) the sale, exchange or transmission of any of the Northampton Project's electrical or steam output or (b) the supply or transportation of fuel, goods or services essential to the operation of the Northampton Project (other than employment contracts and contracts involving less than $500,000 annually or having a maximum term (including renewal terms) of less than six months) or (c) the removal of ash or other by-products from the Northampton Project or (d) the acquisition or lease of any material item of real or personal property related to the Northampton Project, and (ii) any and all partnership agreements, membership agreements, shareholders agreements and similar agreements with respect to Northampton, in the case of each of (i) and
(ii) as amended, supplemented or otherwise modified from time to time.

                  "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Revolving Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Revolving Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Credit Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all Revolving Commitment Fees and all fees, charges and disbursements of counsel to the Administrative Agent, or to any Lender that are required to be paid by the Borrower pursuant hereto or any other Credit Document).

                  "Operating Account": as defined in Section 6.14(a).

                  "Operating Cash Flow": for any period, the sum of all cash dividends and distributions actually paid to the Borrower during such period in respect of its direct or indirect interests in the Significant Subsidiaries.

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

                  "Participant":  as defined in Section 9.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Percentage": as to any Lender at any time, the percentage set forth opposite such Lender's name on Schedule 1.1(a) under the heading "Percentage" or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

                  "Permitted Withdrawals":  as defined in Section 6.5.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Primary Financing Documents": the collective reference to the Indiantown Financing Documents and the Logan Financing Documents.

                  "Primary Project Documents": the collective reference to the Indiantown Project Documents and the Logan Project Documents.

                  "Primary Projects": the collective reference to the Indiantown Project and the Logan Project.

                  "Primary Significant Subsidiaries": the collective reference to Indiantown and the Logan Subs.

                  "Project Documents": the collective reference to the Northampton Project Documents, the Indiantown Project Documents, the Carneys Point Project Documents and the Logan Project Documents.

                  "Projected Debt Service Coverage Ratio": for any future period, the ratio of (i) projected Operating Cash Flow for such period to (ii) projected Debt Service for such period; provided that any assumptions used in the preparation of either (i) or (ii) above shall be reasonably acceptable to the Administrative Agent. In determining the projected Debt Service under (ii) of this definition for any period, it shall be assumed that:

                  (a) for purposes of determining whether Section 4.2(e) hereof is satisfied in connection with any request by the Borrower for the Lenders to make any Revolving Loan, at all times during such period the amount of the Total Revolving Loans will be equal to the Total Revolving Loans that would be then outstanding immediately after giving effect to the aggregate amount of the Revolving Loans then requested by the Borrower to be made (but taking into account the effect during such period of any requirement to make mandatory prepayments pursuant to
         Section 2.6(a) hereof);

                  (b) for purposes of determining whether Section 6.5(a) hereof is satisfied in connection with any Distribution Certificate, at all times during such period the amount of the Total Revolving Loans will be equal to the Total Revolving Loans outstanding as of the date of such Distribution Certificate (but taking into account the effect during such period of any requirement to make mandatory prepayments pursuant to Section 2.6(a) hereof); and

                  (c) for purposes of determining under the second sentence of
         Section 6.7 hereof whether the consent of the Required Lenders is required under the first sentence of Section 6.7 hereof in connection with any amendment, supplement, modification or waiver under any Transaction Document or any new Transaction Document or any refinancing, at all times during such period the amount of the Total Revolving Loans will be equal to the Total Revolving Loans outstanding as of the effective date of such amendment, supplement, modification, waiver, new Transaction Document or refinancing (but taking into account the effect during such period of any requirement to make mandatory prepayments pursuant to Section 2.6(a) hereof).

                  "Project Loss Event": the occurrence of any of the following:
(i) the actual or constructive total loss of all or substantially all of any Project, or the condemnation, confiscation or seizure of, or requisition of title to, or requisition by any Governmental Authority of the use of, all or substantially all of any Project; or (ii) the loss, destruction or damage of, or condemnation, confiscation or seizure of, or requisition of title to, or requisition by any Governmental Authority of the use of, such material portion of any Project as shall render such Project unable to operate at substantially the same level of operation as prior to the occurrence of such event, unless (in the case of this clause (ii)) (x) no Event of Default shall otherwise have occurred and be continuing at the time of occurrence of or immediately after giving effect to any of the events specified in this clause (ii) and (y) such events could not reasonably be expected to result in a Material Adverse Change.

                  "Project Participants": the collective reference to each Person that is a party to a Project Document.

                  "Projects": the collective reference to the Northampton Project, the Indiantown Project, the Carneys Point Project and the Logan Project.

                  "Public Utility":  any Person who is:

                           (a)(i) "primarily engaged in the generation or sale of electric power (other than electric power solely from cogeneration facilities or small power production facilities)" within the meaning of
         Section 292.206(a) of the PURPA Regulations or any successor regulation thereto or (ii) an "electric utility" or an "electric utility holding company", or a wholly or partially-owned direct or indirect subsidiary of an "electric utility" or "electric utility holding company", for the purposes of Section 292.206(b) of the PURPA Regulations or any successor regulation thereto; or

                           (b) subject to any regulation under any Applicable Law as a "public utility", a "public service corporation", an "electric utility", a "steam utility" a "public utility holding company", an "affiliate" or "subsidiary" of a "public utility" or "public utility holding company", or any similar type of entity, including, without limitation:

                                    (i) as a "public utility" under the FPA;

                                    (ii) as a "holding company", an "affiliate"
         of a "holding company", or a "subsidiary company" of a "holding company" under the Holding Company Act; or

                                    (iii) as any type of entity subject to
         regulation under any Applicable Law of any State of the United States relating to public utilities.

                  "PURPA": the Public Utility Regulatory Policies Act of 1978, as amended from time to time.

                  "PURPA Regulations": the regulations promulgated by FERC pursuant to PURPA, as amended from time to time.

                  "Qualifying Facility": a facility meeting all of the requirements for a "qualifying cogeneration facility" set forth in PURPA and the PURPA Regulations and eligible for the benefits provided in Section 292.601,
Section 292.602 and Subpart C of the PURPA Regulations.

                  "Quarterly Payment Date": the last day of each March, June, September and December.

                  "Reference Lender":  Chase.

                  "Register":  as defined in Section 9.6(d).

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

                  "Reporting Subsidiaries": means the collective reference to each Significant Subsidiary other than Granite and Keystone Cogen.

                  "Required Lenders": at any time, Lenders the Percentages of which aggregate at least 66-2/3%.

                  "Required Projections": the projections of the Operating Cash Flow to Debt Service for the period from the Closing Date until the Revolving Commitment Termination Date, which projections shall (A) be satisfactory in form and substance to the Administrative Agent and the Lenders and (B) show, among other things, Projected Debt Service Coverage Ratios as more specifically set out in Schedule 1.1 (b) attached hereto for each period covered by such Schedule (assuming a fully drawn facility throughout such period but taking into account the effect during such period of any requirement to make mandatory prepayments pursuant to Section 2.6(a) hereof).

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the president, the chief financial officer or, the vice president-finance of such Person.

                  "Revenues":  as defined in the Security Deposit Agreement.

                  "Revenue Account": as defined in the Security Deposit
Agreement.

                  "Revolving Commitment": as to any Lender at any time, the obligation of such Lender, if any, to make Revolving Loans in an aggregate principal amount not to exceed such Lender's Percentage of the Total Facility Amount at such time.

                  "Revolving Commitment Fee":  as defined in Section 2.3(a).

                  "Revolving Commitment Fee Rate":  3/8 of 1% per annum.

                  "Revolving Commitment Period": the period from and including the Closing Date and to and excluding the Revolving Commitment Termination Date.

                  "Revolving Facility": the Revolving Commitments and the Revolving Loans made thereunder.

                  "Revolving Loan":  as defined in Section 2.1(a).

                  "Revolving Commitment Termination Date": the third anniversary of the Closing Date (as such date may be extended pursuant to Section 2.1(c)), unless the Revolving Commitments shall have been earlier terminated pursuant to
Section 2.4 or Section 7, in which case the date of such earlier termination.

                  "Revolving Note:"  as defined in section 2.1(d).

                  "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

                  "Secured Parties" shall mean the collective reference to the Administrative Agent and the Lenders.

                  "Security Deposit Agreement": the Security Deposit Agreement to be executed and delivered by the Borrower and the Administrative Agent, substantially in the form of Exhibit C, as amended, supplemented or otherwise modified from time to time.

                  "Security Documents": the collective reference to the Security Deposit Agreement and the Stock Pledge Agreements.

                  "Significant Subsidiaries": the collective reference to Northampton, Indiantown, Chambers and the Logan Subs.

                  "Significant Subsidiary Holding Companies": the collective reference to each Cogentrix Holdco and any other Subsidiary of the Borrower directly or indirectly owning any interest in any Significant Subsidiary (other than any Subsidiary which is itself a Significant Subsidiary).

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii)

"claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Stock Pledge Agreements": the collective reference to the Borrower Stock Pledge Agreement, the Northampton Holdco Stock Pledge Agreement and the Logan Holdco Stock Pledge Agreement.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. Notwithstanding the foregoing and for all purposes of this Agreement and the other Credit Documents, each Significant Subsidiary Holding Company and Significant Subsidiary shall each be considered a "Subsidiary" of the Borrower whether or not it would otherwise satisfy the criteria for a "Subsidiary" set forth in this definition.

                  "Total Facility Amount": for the period from the Closing Date to, but excluding, the first anniversary thereof, $75,000,000; for the period from the first anniversary of the Closing Date to, but excluding, the second anniversary thereof, $67,500,000; and for the period from the second anniversary of the Closing Date until the Revolving Commitment Termination Date, $60,000,000; in each case, as such amounts may be reduced from time to time pursuant to Section 2.4.

                  "Total Revolving Loans": at any time, the aggregate principal amount of the Revolving Loans of the Lenders outstanding at such time.

                  "Transaction Documents": the collective reference to the Project Documents and the Financing Documents.

                  "Transferee":  any Assignee or Participant.

                  "Type": as to any Revolving Loan, its nature as an ABR Loan or a Eurodollar Loan. "United States": the United States of America.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Credit Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Credit Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Revolving Commitment at such time. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7.

                  (b) The Borrower shall repay all outstanding Revolving Loans on the Revolving Commitment Termination Date.

                  (c) The Revolving Commitment Termination Date may be extended, with the unanimous written consent of the Lenders, in the manner set forth in this Section 2.1(c), on such Revolving Commitment Termination Date and each extension thereof pursuant to this paragraph (c) thereafter (each, an "Extension Date"), in each case for a period of two years after the Revolving Commitment Termination Date theretofore in effect and from each subsequently extended date. If the Borrower wishes to request an extension of the Revolving Commitment

Termination Date on any Extension Date, it shall deliver an Extension Request to that effect to the Administrative Agent not less than 13 nor more than 15 months prior to such Extension Date whereupon the Administrative Agent shall notify each of the Lenders of such Extension Request. Each Lender will use reasonable efforts to respond to such request, whether affirmatively or negatively, no more than six (6) weeks after the date the Borrower delivers the Extension Request to the Administrative Agent. If all Lenders respond affirmatively (any Lender which does not respond being deemed to have responded negatively), then, subject to receipt by the Administrative Agent prior to such Extension Date of counterparts of an Extension Agreement duly completed to effect such extension and signed by all of the parties hereto, the Revolving Commitment Termination Date shall be extended, effective on such Extension Date, for a period of two years to the date stated in such Extension Agreement.

                  (d) The Revolving Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B, with appropriate insertions as to payee, date and principal amount (a "Revolving Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the initial Revolving Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Revolving Note shall (x) be dated the Closing Date, (y) be stated to mature on the Revolving Commitment Termination Date and
(z) provide for the payment of interest in accordance with Section 2.9.

                  2.2 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice by providing a Borrowing Request (which Borrowing Request must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Revolving Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative

Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by wire transfer to the account specified in the Borrowing Request, in the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  2.3 Revolving Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (a "Revolving Commitment Fee") for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Revolving Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable (i) quarterly in arrears on each Quarterly Payment Date commencing on the first of such dates to occur after the date hereof and (ii) on the Revolving Commitment Termination Date.

                  (b) The Borrower agrees to pay to the Administrative Agent on the Closing Date the fees previously agreed by them to be paid on such date.

                  (c) The Borrower agrees to pay to the Administrative Agent an administrative agent's fee in an amount and on the dates previously agreed to between the Borrower and the Administrative Agent.

                  2.4 Termination or Reduction of Revolving Commitments. (a) Optional. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of the Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Loans would exceed the Total Facility Amount. Any such reduction shall (i) be in an amount equal to $1,000,000, or a whole multiple of $500,000 in excess thereof,
(ii) reduce permanently the Revolving Commitments then in effect and (iii) shall be effected by reducing the amount of the Total Facility Amount by the aggregate amount of the reduction in the Revolving Commitments requested by the Borrower.

                  (b) Mandatory. In the event of any prepayment of the Revolving Loans pursuant to Section 2.6(b), the Revolving Commitments shall be reduced by the amount of such prepayment. Any such reduction shall (i) reduce permanently the Revolving Commitments then in effect and (ii) shall be effected by reducing the amount of the Total Facility Amount by the amount of such repayment on the date such prepayment is required to be made.

                  2.5 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Revolving Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.15. Partial prepayments of any Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

                  (b) Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.

                  2.6 Mandatory Prepayments. (a) If on any date the amount of the Total Revolving Loans shall exceed the amount of the Total Facility Amount on such date (taking into account all reductions made prior thereto), an amount equal to 100% of such excess shall be applied by the Borrower on such date toward the repayment of the Revolving Loans.

                  (b) If the Borrower shall have failed to meet the conditions to make Permitted Withdrawals described in Section 6.5 as of any four consecutive Borrower Distribution Dates, on the last such Borrower Distribution Date, the Borrower shall, to the extent of the amount then in the Holding Account, prepay the Revolving Loans; provided, that no such prepayment shall be required if, with respect to any of such four consecutive Borrower Distribution Dates, the Borrower failed to meet such conditions solely as a result of the operation of the proviso to such conditions set forth in Section 6.5.

                  (c) The application of any prepayment pursuant to this Section
2.6 shall be made, first, to ABR Loans and second, to Eurodollar Loans. Each prepayment of the Revolving Loans under this Section 2.6 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  2.7 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

                  (a) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Revolving Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Revolving Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

                  2.8 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than three Eurodollar Tranches shall be outstanding at any one time.

                  2.9 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) (i) If all or a portion of the principal amount of any Revolving Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Revolving Loan or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2% in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.10 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on any Revolving Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the

Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a).

                  2.11 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Revolving Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Revolving Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert any Revolving Loans to Eurodollar Loans.

                  2.12 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the respective Percentages of the Lenders.

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.

                  (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business

Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.

                  (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.13 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.14 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.

                  2.14 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Credit Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes that are attributable to such Lender's failure to comply with the requirements of paragraph (d) of this Section.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (d) Each Lender (or Transferee) that is not a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of
Exhibit I and a Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Credit Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) The agreements in this Section shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.

                  2.15 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Revolving Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.

                  2.16 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.13 or 2.14(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Revolving Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.13 or 2.14(a).


                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Revolving Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  3.1 Financial Condition. (a) The unaudited consolidated balance sheet of the Borrower as of June 30, 1999, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of the Borrower as of such date, certified by a Responsible Officer of the Borrower, to such officer's best knowledge, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.

                  (b) The audited balance sheet of each Reporting Subsidiary as of December 31, 1998 and December 31, 1997, and the related statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from an independent certified public accountant of nationally recognized standing, present fairly the financial condition of each Reporting Subsidiary as of such date and the results of their operations and their cash flows for the respective fiscal years then ended. The unaudited balance sheet of each Reporting Subsidiary as of June 30, 1999, and the related unaudited statements of income and cash flows for the six-month period ended on such date, certified by a Responsible Officer of the Borrower, to such officer's best knowledge, present fairly the financial condition of each Reporting Subsidiary as of such date, and the results of their operations and their cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants or Responsible Officer, as the case may be, and disclosed therein).

                  (c) The unaudited consolidating balance sheet of the Borrower as of June 30, 1999, and the related unaudited consolidating statement of income for the six-month period ended on such date, certified by a Responsible Officer of the Borrower, to such officer's best knowledge, present fairly the consolidating financial condition of the Borrower as of such date, and the consolidating results of its operations for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP.

                  (d) None of the Borrower, any Significant Subsidiary Holding Company, any Significant Subsidiary or any other Subsidiary of the Borrower has any material Guarantee Obligations, contingent liabilities or liabilities for taxes, or any material long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from June 30, 1999 to and including the Closing Date there has been no Disposition by any of the Borrower, Significant Subsidiary Holding Company, any Significant Subsidiary or any other Subsidiary of the Borrower of any material part of its business or property.

                  3.2 No Change. Since December 31, 1998 there has been no development or event that has had or could reasonably be expected to result in a Material Adverse Change.

                  3.3 Existence; Compliance with Law. The Borrower, each Significant Subsidiary and each other Subsidiary of the Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, partnership or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to result in a Material Adverse Change.

                  3.4 Corporate Power; Authorization; Enforceable Obligations. Each Credit Party has the corporate power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Credit Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Credit Documents. Each Credit Document has been duly executed and delivered on behalf of each Credit Party thereto. This Agreement constitutes, and each other Credit Document upon execution will constitute, a legal, valid and binding obligation of each Credit Party thereto, enforceable against each such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Credit Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Credit Party, any Significant Subsidiary or any other Subsidiary of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to any Credit Party, any Significant Subsidiary or any other Subsidiary of the Borrower could reasonably be expected to result in a Material Adverse Change.

                  3.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower threatened by or against any of the Borrower, any Significant Subsidiary or any other Subsidiary of the Borrower or against any of their respective properties or revenues (a) with respect to any of the Credit Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to result in a Material Adverse Change.

                  3.7 No Default. None of the Borrower, any Significant Subsidiary, any other Subsidiary of the Borrower nor (to the best knowledge of the Borrower) any other Project Participant, is in default under or with respect to any of its Contractual Obligations (including, without limitation, under any Project Document) in any respect that could reasonably be expected to result in a Material Adverse Change. No Default or Event of Default has occurred and is continuing. As of the Closing Date, no "default" or "event of default" has occurred and is continuing, or any "event of abandonment" or "event of loss" has occurred, under any of the Financing Documents. As of the Closing Date, no event or condition is in existence as of the Closing Date that permits, under any of the Financing Documents, restrictions to be placed on the payment of dividends or distributions in respect of the equity of any Significant Subsidiary.

                  3.8 Ownership of Property; Liens. The Borrower and each Significant Subsidiary has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, including all Collateral, except where a failure to hold such title or interest could not reasonably be expected to result in a Material Adverse Change, and none of such property is subject to any Lien except as permitted by Section 6.2

                  3.9 Taxes. The Borrower, each Significant Subsidiary and each other Subsidiary of the Borrower has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower, such Significant Subsidiary or such other Subsidiary, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  3.10 Federal Regulations. No part of the proceeds of any Revolving Loans will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

                  3.11 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  3.12 Investment Company Act; Public Utility Holding Company Act; Other Regulations. No Credit Party, Significant Subsidiary or other Subsidiary of the Borrower is (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No Credit Party, Significant Subsidiary or other Subsidiary of the Borrower is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

                  3.13 Subsidiaries. (a) Each of the Cogentrix Holdcos is a Wholly-Owned Subsidiary of the Borrower. The Northampton Holdco directly owns a 49% general partnership interest in Northampton (which is expected to be increased to a 50% general partnership interest by the end of October 1999). The Indiantown Holdco directly owns a 10% general partnership interest and indirectly owns a 19.9% limited partnership interest in Indiantown (which indirectly held limited partnership interest is expected to be increased and converted to a 40% general partnership interest by the end of October 1999). The Carneys Point Holdco directly owns a 10% general partnership interest in Chambers. The Logan Holdco directly owns (A) a 49% general partnership interest in Logan Generating (which is expected to be increased to a 50% general partnership interest by the end of October, 1999); (B) a 49% general partnership interest in Granite (which is expected to be increased to a 50% general partnership interest by the end of October, 1999), which directly owns a 1% limited partnership interest in Keystone Urban; and (C) a 49% general partnership interest in Keystone Cogen (which is expected to be increased to a 50% general partnership interest by the end of October, 1999) which owns a 99% general partnership interest in Keystone Urban. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to any Capital Stock of the Borrower or of the Cogentrix Holdcos or the Capital Stock owned by the Borrower or any of the Cogentrix Holdcos in any Significant Subsidiary except as may be provided in the Transaction Documents provided by the Borrower to the Administrative Agent pursuant to Section 3.19 hereof.

                  (b) A true and correct list as of the Closing Date of each Subsidiary of the Borrower, and of each Affiliate of the Borrower holding any interest, directly or indirectly, in any of the Existing Projects, is attached hereto as Schedule 3.13.

                  3.14 Use of Proceeds. The proceeds of the Revolving Loans shall be used for general corporate purposes of the Borrower and its Affiliates in the ordinary course of business.

                  3.15 Accuracy of Information, etc. (a) No statement or information contained in this Agreement, any other Credit Document or any other document, certificate or statement furnished by or on behalf of any Credit Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Credit Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties contained in the Credit Documents are true and correct in all material respects. There is no fact known to any Credit Party that could reasonably be expected to result in a Material Adverse Change that has not been expressly disclosed herein, in the other Credit Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Credit Documents.

                  (b) To the best knowledge of the Borrower, each copy of a Transaction Document supplied by the Borrower to the Administrative Agent pursuant to Section 4.1(i) hereof is a true, complete and correct copy thereof (including all amendments, supplements and other modifications thereto) as of the Closing Date.

                  3.16 Security Documents. The provisions of the Security Documents are sufficient to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and proceeds thereof to the extent a security interest can be created therein under the Uniform Commercial Code of the state of New York. In the case of the "Pledged Stock" as defined in each of the Stock Pledge Agreements, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Security Documents, when financing statements and other filings specified on Schedule 3.16 in appropriate form are filed in the offices specified on Schedule 3.16, the Security Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds thereof to the extent a security interest can be created therein under the Uniform Commercial Code of the state of New York, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.2).

                  3.17 Solvency. Each Credit Party, each of the Significant Subsidiaries and each other Subsidiary of the Borrower is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be Solvent.

                  3.18 Year 2000 Matters. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower, or, to the knowledge of the Borrower, any Significant Subsidiary or any other Subsidiary of the Borrower or otherwise used or relied upon in the operation of any Project (including any such systems and other equipment supplied by others to the Borrower, any Significant Subsidiary or any other Subsidiary of the Borrower), and the testing of all such systems and other equipment as so reprogrammed, will be completed by September 30, 1999. The costs to the Borrower and, to the knowledge of the Borrower, any Significant Subsidiary or any other Subsidiary of the Borrower that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of such computer systems and other equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to result in a Material Adverse Change. Except for any reprogramming referred to above, the computer systems used or relied upon in the operation of any Project are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for such operation as currently conducted.

                  3.19 Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of each of the Transaction Documents specified in Schedule 3.19, including all amendments, supplements and modifications with respect thereto.

                  3.20 Principal Place of Business, Etc. The principal place of business and chief executive office of the Borrower is located at 1105 North Market Street, Suite 1108, Wilmington, Delaware, 19801.

                  3.21 Regulatory Status. The Borrower is not a Public Utility. None of the Borrower, the Administrative Agent, any Lender nor any Affiliate of the Administrative Agent or any Lender will be, or will be deemed by any Governmental Authority having jurisdiction to be, a Public Utility by reason of
(i) the ownership, operation or maintenance of the Projects by the Significant Subsidiaries, (ii) the making of the Revolving Loans or (iii) any other transaction contemplated by any of the Credit Documents or any Transaction Document.


                         SECTION 4. CONDITIONS PRECEDENT

                  4.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial Revolving Loan requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Revolving Loan, of the following conditions precedent:

                  (a) Credit Agreement; Security Documents; Etc. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Borrower, the Administrative Agent, and each Lender, (ii) the Borrower Stock Pledge Agreement, executed and delivered by CDH, (iii) the Northampton Holdco Stock Pledge Agreement, executed and delivered by the Borrower, (iv) the Logan Holdco Stock Pledge Agreement, executed and delivered by the Borrower, (v) an Acknowledgment and Consent in the form attached to the Borrower Stock Pledge Agreement, executed and delivered by the Borrower, (vi) an Acknowledgment and Consent in the form attached to the Northampton Holdco Stock Pledge Agreement, executed and delivered by Northampton Holdco, (vii) an Acknowledgment and Consent in the form attached to the Logan Holdco Stock Pledge Agreement, executed and delivered by Logan Holdco, (viii) the Security Deposit Agreement, executed and delivered by the Administrative

         Agent and the Borrower, and (ix) a Revolving Note for each Lender, duly completed and executed and delivered by the Borrower.

                  (b) Financial Statements. The Lenders shall have received each of the financial statements referred to in Section 3.1 and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any Material Adverse Change in the financial condition of the Borrower or in the financial condition of any Significant Subsidiary or any other Subsidiary of the Borrower.

                  (c) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Borrower, each Significant Subsidiary Holding Company and each other Subsidiary of Borrower are located, and such search shall reveal no Liens on any such assets except for Liens permitted by Section 6.2.

                  (d) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

                  (e) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit E, with appropriate insertions and attachments.

                  (f) Legal Opinion. The Administrative Agent shall have received the legal opinions of Moore & Van Allen, PLLC, and Menaker & Herrmann, LLP, counsel to the Borrower, substantially in the form of Exhibit F-1 and F-2 respectively. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (g) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Stock Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                  (h) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.2), shall be in proper form for filing, registration or recordation.

                  (i) Transaction Documents. The Administrative Agent shall have received, a true, complete and correct copy of each Transaction Document specified in Schedule 3.19.

                  (j) Financial Projections. The Administrative Agent shall have received, with a copy for each Lender, the Required Projections, which projections shall be certified by a Responsible Officer of the Borrower, as being prepared in good faith in full consideration of all information known to such officer, after due inquiry, as of the Closing Date. The Required Projections shall be prepared in such detail and based upon such assumptions as shall be satisfactory to the Lenders.

                  (k) Secretary's Certificate: The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Secretary or Assistant Secretary of each Credit Party dated as of the Closing Date and certifying (A) that attached thereto is a true, complete and correct copy of resolutions duly adopted by the Board of Directors of such Credit Party (to the extent such resolutions are necessary or appropriate in respect of such Credit Party) authorizing
         (i) the execution, delivery and performance of each Credit Document to which it is a party, and (ii) that such resolutions have not been amended, modified, revoked or rescinded, (B) as to the incumbency and specimen signature of each officer executing any Credit Document on behalf of such Credit Party, (C) that attached thereto is a true, complete and correct copy of the articles of incorporation and by-laws of such Credit Party, and (D) as to such other corporate matters and documents relating to the transactions contemplated by the Credit Documents as reasonably requested by the Administrative Agent. Such certificate and resolutions attached thereto shall be in form and substance satisfactory to the Administrative Agent.

                  4.2 Conditions to Each Revolving Loan. The agreement of each Lender to make any Revolving Loan requested to be made by it on any date (including its initial Revolving Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Borrowing Request. The Administrative Agent shall have received a Borrowing Request for such Revolving Loan, duly executed by a Responsible Officer of the Borrower and completed with the appropriate insertions and attachments to the satisfaction of the Administrative Agent.

                  (b) Representations and Warranties. The representations and warranties of each Credit Party set forth in each of the Credit Documents to which it is a party shall be true and correct in all material respects on and as of such date with the same effect as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

                  (c) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (d) No Restrictions on Payment of Dividends or Distributions. No event or condition shall be in existence permitting, under any of the Primary Financing Documents, restrictions to be placed on the payment of dividends or distributions in respect of the equity of any Primary Significant Subsidiary;

                  (e) Debt Service Coverage Ratio; Projected Debt Service Coverage Ratio. (i) The Debt Service Coverage Ratio as of the most recent fiscal quarter end for the four consecutive fiscal quarter period then ended shall be greater than 1.50 to 1.00 and (ii) the Projected Debt Service Coverage Ratio as of the most recent fiscal quarter end for the four consecutive fiscal quarter period then next commencing shall be greater than 1.50 to 1.00; provided, that in the event that the conditions of this paragraph (e) have not been met as of four or more consecutive fiscal quarter ends, until all such conditions are met as of two consecutive fiscal quarter ends thereafter, the conditions of this paragraph (e) cannot be deemed satisfied.

Each borrowing of Revolving Loans by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 4.2 have been satisfied.


                        SECTION 5. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect or any Revolving Loan or other amount is owing to any Lender or the Administrative Agent hereunder or otherwise in respect of any of the Obligations, the Borrower shall:

                  5.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

                  (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries, the audited balance sheet of each Reporting Subsidiary, and the unaudited balance sheet of each Significant Subsidiary Holding Company, as of the end of such year and the related statements of income and cash flows for such year (which shall be unaudited in the case of the Significant Subsidiary Holding Companies and audited in the case of the Borrower and its consolidated Subsidiaries and the Reporting Subsidiaries), setting forth in each case in comparative form the figures for the previous year and, in the case of the Significant Subsidiary Holding Companies, certified by a Responsible Officer of the Borrower, to such officer's best knowledge, as being fairly stated in all material respects and, in the case of the Borrower and its consolidated Subsidiaries and the Reporting Subsidiaries, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries, the unaudited balance sheet of each Reporting Subsidiary, and the unaudited balance sheet of each Significant Subsidiary Holding Company, as of the end of such quarter and the related unaudited statements of income for such quarter and related unaudited statements of income and cash flows for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of the Borrower, to such officer's best knowledge, as being fairly stated in all material respects (subject to normal year-end audit adjustments);

                  (c) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the unaudited consolidating balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such year and the related unaudited consolidating statements of income for such year, certified by a Responsible Officer of the Borrower, to such officer's best knowledge, as being fairly stated in all material respects; and

                  (d) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidating balance sheet of the Borrower and its consolidated Subsidiaries as of the end of such quarter and the related unaudited consolidating statements of income for the portion of the fiscal year through the end of such quarter, certified by a Responsible Officer of the Borrower, to such officer's best knowledge, as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

                  5.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of paragraph (e), to the relevant Lender):

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, a certificate of a Responsible Officer of the Borrower stating that, to the best of such Responsible Officer's knowledge, each Credit Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Credit Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                  (c) no later than 60 days after the end of each quarterly period of each fiscal year (other than the last quarterly period in each fiscal year, in which case 120 days), a certificate of a Responsible Officer of the Borrower setting forth the Debt Service Coverage Ratio for the four consecutive fiscal quarter period most recently then ended (or fiscal year then ended, in the case of the certificate furnished in respect of the last quarterly period in any fiscal year) and the Projected Debt Service Coverage Ratio for the four consecutive fiscal quarter period then most recently commenced (or fiscal year then commenced, in the case of the certificate furnished in respect of the last quarterly period in any fiscal year) (assuming that at all times during such period the amount of the Total Revolving Loans will be equal to the Total Revolving Loans outstanding as of the commencement of such fiscal quarter period, taking into account the effect during such period of any requirement to make mandatory prepayments pursuant to Section 2.6(a) hereof), together with all information and calculations, in reasonable detail, necessary for determining such ratios;

                  (d) concurrently with the delivery thereof, a copy of all material notices, reports, certificates and other communications delivered under any Transaction Document (including all reports of any independent engineer) by or to the Borrower or any Significant Subsidiary and delivered to the Cogentrix Holdco owing an interest in such Significant Subsidiary; and

                  (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower .

                  5.4 Maintenance of Existence; Compliance. (a) Preserve, renew and keep in full force and effect its corporate existence and the existence of each Subsidiary of the Borrower, except, in the case of Subsidiaries that are not Primary Significant Subsidiaries, to the extent the failure to do so could not reasonably be expected, in the aggregate, to result in a Material Adverse Change, (b) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, and the business of each Subsidiary of the Borrower, except, in the case of Subsidiaries that are not Primary Significant Subsidiaries, to the extent the failure to do so could not reasonably be expected, in the aggregate, to result in a Material Adverse Change, (c) comply, and cause each Subsidiary of the Borrower to comply, with all of its Contractual Obligations (including all obligations under the Transaction Documents) and all applicable Requirements of Law, except, in the case of Subsidiaries that are not Primary Significant Subsidiaries, to the extent that failure to comply therewith could not reasonably be expected, in the aggregate, to result in a Material Adverse Change.

                  5.5 Inspection of Property; Books and Records; Discussions.
(a) Keep, and cause each Cogentrix Holdco to keep, proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and with its independent certified public accountants.

                  5.6 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) (i) any default or event of default under any Contractual Obligation of the Borrower, any Significant Subsidiary or any other Subsidiary of the Borrower that could reasonably be expected to result in a Material Adverse Change, (ii) any "Default" or "Event of Default" under any of the Financing Documents or (iii) any litigation, investigation or proceeding that may exist at any time between the Borrower, any Significant Subsidiary, or any other Subsidiary of the Borrower and any Governmental Authority which litigation, investigation or proceeding could reasonably be expected to result in a Material Adverse Change;

                  (c) any material event constituting force majeure under any of the Project Documents or any claim by any party to any Project Document alleging that a force majeure event thereunder has occurred;

                  (d) any litigation or proceeding affecting any Significant Subsidiary or any other Subsidiary of the Borrower which could reasonably be expected to result in a Material Adverse Change;

                  (e) any litigation or proceeding affecting the Borrower in which the amount involved is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (f) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
         (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

Each notice pursuant to this Section 5.6 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  5.7 Required Insurance. (a) Required Insurance. (i) Cause each Significant Subsidiary to maintain in full force and effect at all times the insurance required to be maintained under the Financing Documents to which such Significant Subsidiary is a party and (ii) at all times carry and maintain "single excess of loss" or "stipulated value" insurance in an amount equal to 50% of the Total Facility Amount solely for the benefit of, and payable to, the Administrative Agent (for the benefit of the Secured Parties) providing coverage in the event of a total constructive loss of the Logan Project or the Indiantown Project following which such Project is not rebuilt (the proceeds of which, if received by the Borrower, shall be held in trust for the Administrative Agent as collateral security for the payment of the Obligations and shall be immediately turned over to the Administrative Agent in the exact form received, duly indorsed to the Administrative Agent).

                  (b) Policy Provisions. The insurance policy maintained in accordance with clause (iii) of Section 5.7(a) shall (i) provide that no cancellation, termination or material change in such insurance shall be effective until at least 45 days (10 days in the case of non-payment of premium) after the insurer shall have given written notice thereof to the Administrative Agent, (ii) shall provide that the loss payees shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance; and (iii) shall be in an amount sufficient to prevent any coinsurance penalty in respect of the insurance policy required to be maintained pursuant to clause (iii) of Section 5.7(a).

                  (c) Reports, Etc. The Borrower will advise the Administrative Agent in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Borrower or any other Person which may invalidate or render unenforceable, in whole or in part, any insurance being maintained pursuant to this Section 5.7. The Borrower will also deliver to the Administrative Agent on or prior to the renewal date of the insurance policy required to be maintained pursuant to clause (iii) of Section 5.7(a), notification that such insurance has been renewed.

                  (d) Other Insurance. Nothing in this Section 5.7 shall prohibit the Borrower from maintaining at its expense other insurance on or with respect to the Projects, naming the Borrower as insured and/or loss payee, unless such insurance would conflict with or otherwise limit the availability of insurance required to be maintained under Section 5.7(a); provided that (i) such insurance shall not reduce the amount of insurance proceeds that would be payable to the beneficiaries pursuant to the policies of insurance maintained under Section 5.7(a) and the Borrower shall have given the Administrative Agent prior written notice thereof and (ii) all obligations of the Borrower with respect to such insurance (on account of premiums, commissions or otherwise) shall be subordinate to the Obligations on terms and pursuant to documentation satisfactory to the Administrative Agent. Nothing in this Section 5.7 shall prohibit the Administrative Agent from maintaining at its expense other insurance on or with respect to the Projects, naming the Administrative Agent as insured and/or loss payee, unless such insurance would conflict with or otherwise limit the insurance required to be maintained under Section 5.7(a); provided that such insurance shall not reduce the amount of insurance proceeds that would be payable to the beneficiaries pursuant to the policies of insurance maintained under Section 5.7(a) and the Administrative Agent shall have obtained evidence satisfactory to the Borrower to such effect.

                  (e) No Additional Duty. No provision of this Section 5.7 or any other provision of this Agreement shall impose on the Administrative Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower or any of its

Subsidiaries nor shall the Administrative Agent be responsible for any representations or warranties made by or on behalf of the Borrower or any of its Subsidiaries to any insurance company or underwriter.

                  5.8 Employee Plans. For each Plan adopted by the Borrower or any of its Subsidiaries, the Borrower and such Subsidiary shall use its reasonable best efforts to cause such Plan to be qualified within the meaning of
Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code.

                  5.9 Indiantown Ownership. Cause the Indiantown Holdco to own, directly or indirectly, a 50% general partnership interest in Indiantown by December 31, 1999.

                          SECTION 6. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect or any Revolving Loan or other amount is owing to any Lender or the Administrative Agent hereunder or otherwise in respect of any of the Obligations, the Borrower shall not:

                  6.1 Indebtedness. (a) Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, or permit any Significant Subsidiary Holding Company to create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except, in the case of the Borrower, Indebtedness incurred under any Credit Document.

                  (b) vote or take any other action to permit (or omit to take any action which omission would permit) or permit any Subsidiary of the Borrower to vote or take any other action to permit (or omit to take any action which omission would permit) any of the Significant Subsidiaries to incur any Indebtedness other than Indebtedness created under the Financing Documents applicable to such Significant Subsidiary, as such Financing Documents are in effect as are in effect as of the Closing Date or as permitted to be amended or modified in accordance with Section 6.7.

                  6.2 Liens. (a) Create, incur, assume or suffer to exist, or permit any Significant Subsidiary Holding Company to create, incur, assume or suffer to exist, any Lien upon any of its or any Subsidiary of the Borrower's property, whether now owned or hereafter acquired, except for:

                  (i) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or such Significant Subsidiary Holding Company, as the case may be, in conformity with GAAP; and

                  (ii) in the case of the Borrower, Liens created pursuant to the Security Documents.

                  (b) Vote or take any other action to permit (or omit to take any action which omission would permit) or permit any Subsidiary of the Borrower to vote or take any other action to permit (or omit to take any action which omission would permit) any of the Significant Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired other than Liens created or permitted to exist under the Financing Documents applicable to such Significant Subsidiary, as such Financing Documents are in effect as of the Closing Date or as permitted to be amended or modified in accordance with Section 6.7.

                  6.3 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business or permit any Significant Subsidiary Holding Company to enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business.

                  6.4 Disposition of Property. (a) Dispose, or permit any Significant Subsidiary Holding Company to dispose, of any of its property, whether now owned or hereafter acquired, or (b) sell, or permit any Significant Subsidiary Holding Company or Significant Subsidiary to sell, any shares it owns of Capital Stock of any Significant Subsidiary Holding Company or Significant Subsidiary to any Person.

                  6.5 Restrictions on Withdrawals. Withdraw any funds from any Account, or allow any of the Significant Subsidiary Holding Companies or Significant Subsidiaries to make, any payment to any Affiliate of Borrower (including the payment of any management or other fees) except that on each Borrower Distribution Date the Borrower shall be permitted to make withdrawals ("Permitted Withdrawals") from the Holding Account in an amount not to exceed the cash available in the Holding Account at such time if:

                  (a) the Debt Service Coverage Ratio as of the most recent fiscal quarter end for the four consecutive fiscal quarter period then ended shall be greater than 1.50 to 1.00, and the Projected Debt Service Coverage Ratio as of the most recent fiscal quarter end for the four consecutive fiscal quarter period then next commencing, shall be greater than 1.50 to 1.00;

                  (b) no Default or Event of Default shall have occurred and then be continuing; and

                  (c) no event or condition shall be in existence permitting, under any of the Primary Financing Documents, restrictions to be placed on the payment of dividends or distributions in respect of the equity of any Primary Significant Subsidiary;

provided, that in the event that the conditions of clause (a) above have not been met as of the four or more consecutive fiscal quarter ends, until all such conditions are met as of two consecutive fiscal quarter ends thereafter, the conditions of clause (a) cannot be deemed satisfied.

                  6.6 Investments. Make, or permit any Significant Subsidiary Holding Company to make, any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b)  investments in Cash Equivalents;

                  (c) to the extent otherwise not prohibited hereunder, capital contributions, advances and loans by the Borrower to any Significant Subsidiary Holding Company or by any Significant Subsidiary Holding Company of the Borrower to any other Significant Subsidiary Holding Company.

                  6.7 Modifications of Certain Documents; Additional Contracts. Without the prior written consent of the Required Lenders, vote or take any other action to permit (or omit to take any action which omission would permit) or permit any Subsidiary of the Borrower to vote or take any other action to permit (or omit to take any action which omission would permit) any Significant Subsidiary to (a) enter into or otherwise consent or agree to any termination or assignment of, or any significant or material amendment, supplement or modification of or waiver under, any of the Transaction Documents in respect of any Project, (b) enter into or otherwise consent or agree to any significant or material Transaction Document not in effect on the Closing Date or any refinancing in respect of any Project or (c) consolidate, merge or amalgamate with any other entity, dissolve itself, liquidate all or substantially all of its assets or sell, other than in the ordinary course of business, any substantial part of its assets or any assets otherwise comprising part of any Project. Notwithstanding the foregoing sentence, the Borrower and its Subsidiaries may vote or take any action to permit (or omit to take any action which action would permit) any of the Significant Subsidiaries (a) to amend, supplement or otherwise modify, or grant any waiver under, any Transaction Document or (b) enter into or otherwise consent or agree to any significant or material Transaction Document not in effect on the Closing Date or any refinancing in respect of any Project without any Lender consent provided that
(i) such amendment, supplement, modification, waiver, new Transaction Document or refinancing is permitted under the Financing Documents in respect of such Project; (ii) the Borrower shall have provided the Administrative Agent and the Lenders with at least 30 days' prior written notice of such amendment, supplement, modification, waiver, new Transaction Document or refinancing; and
(iii) at the time it shall have given such notice, a Responsible Officer of the Borrower shall have certified in writing to the Administrative Agent and the Lenders that, based on projections reasonably acceptable to the Administrative Agent, such amendment, supplement, modification, waiver, new Transaction Document or refinancing is not reasonably likely (x) to cause the Projected Debt Service Coverage Ratio either (A) to diminish by more than 5% from the otherwise then Projected Debt Service Coverage Ratio or (B) to be equal to or less than
1.50 to 1.00, in either case for any fiscal year or portion thereof

(commencing with the fiscal year in which such amendment, supplement, modification, waiver, new Transaction Document or refinancing is to take effect) remaining through to the then current Revolving Commitment Termination Date, or
(y) to result in a Material Adverse Change or a Default or Event of Default.

                  6.8 Transactions with Affiliates. Will not itself, and will not permit any of its Significant Subsidiary Holding Companies to sell, lease or otherwise transfer any property or assets to (other than the payment of or distribution of dividends in respect of its Capital Stock) or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transaction (including any transaction involving the rendering of any services or the payment of any management, advisory or other fee except where all such fees and any other amounts are expressly payable solely from cash received by the Borrower in respect of Permitted Withdrawals) with, any of its Affiliates.

                  6.9 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any of its Significant Subsidiary Holding Companies of real or personal property that has been or is to be sold or transferred by the Borrower or such Significant Subsidiary Holding Company to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Significant Subsidiary Holding Company.

                  6.10 Changes in Fiscal Periods; Changes in Name; etc. (a) Permit the fiscal year of the Borrower or any Significant Subsidiary Holding Company to end on a day other than December 31 or change the Borrower's or any Significant Subsidiary Holding Company's method of determining fiscal quarters.

                  (b) Change the location of its chief executive office or principal place of business or the office where it keeps its records, unless the Borrower shall have given the Administrative Agent at least 60 days' prior written notice thereof and all reasonable action requested by the Administrative Agent or necessary or advisable in the Administrative Agent's opinion to protect and perfect the liens and security interests created by the Security Documents shall have been taken.

                  (c) Change or permit any of the Significant Subsidiary Holding Companies to change the Borrower's or such Significant Subsidiary Holding Company's name, identity or partnership or corporate, as the case may be, structure unless the Borrower shall have given the Administrative Agent at least 60 days' prior written notice thereof and all reasonable action requested by the Administrative Agent or necessary or advisable in the Administrative Agent's opinion to protect and perfect the liens and security interests created by the Security Documents shall have been taken.

                  6.11 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any Significant Subsidiary Holding Company to create, incur, assume or suffer to exist any Lien upon any of its properties or revenues, whether now directly or indirectly owned or hereafter acquired.

                  6.12 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Significant Subsidiary Holding Company or any Significant Subsidiary to (a)(i) declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any of its Capital Stock whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Significant Subsidiary Holding Company or Significant Subsidiary, as the case may be, or (ii) pay any Indebtedness owed to the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Credit Documents and (ii) any restrictions existing under the Transaction Documents.

                  6.13 Lines of Business. Enter into any business, either directly or indirectly through any Subsidiary, except for the direct or indirect ownership of interests in the Existing Projects. Permit any Significant Subsidiary Holding Company or any Significant Subsidiary to enter into any business, either directly or through any Subsidiary, except, in the case of the Significant Subsidiary Holding Companies, for the direct or indirect ownership of interests in the Significant Subsidiaries and, in the case of the Significant Subsidiaries, its ownership of the Projects.

                  6.14 Leases. (a) Except as expressly permitted under the applicable Financing Documents, permit any of the Significant Subsidiaries to enter into or become liable under, any agreement for the lease, hire or use of any real property or of any personal property.

                  (b) Enter into or be or become liable under, or permit any of its Significant Subsidiary Holding Companies to enter into or be or become liable under, any agreement for the lease, hire or use of any real property or of any personal property; provided, that the Borrower or any such Significant Subsidiary Holding Company may enter into or become liable under any such agreement so long as the aggregate expense to the Borrower and such Significant Subsidiary Holding Companies under all such agreements is not greater than $200,000 in any fiscal year of the Borrower and such agreement is not otherwise prohibited hereunder.

                  6.15 Guarantee Obligations. Create, incur, assume or suffer to exist, or permit any of its Significant Subsidiary Holding Companies or Significant Subsidiaries to create, incur or suffer to exist, any Guarantee Obligation except in the case of any Significant Subsidiary, as permitted under the applicable Financing Documents .

                  6.16 Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio, as of the last day of any fiscal quarter of the Borrower, to be less than 1.40 to 1.00 for the four consecutive fiscal quarter period then ending.

                          SECTION 7. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) the Borrower shall fail to pay any principal of any Revolving Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Revolving Loan, or any other amount payable hereunder or under any other Credit Document, within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) any representation or warranty made or deemed made by any Credit Party herein or in any other Credit Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                  (c) any Credit Party shall default in the observance or performance of any agreement contained in Section 5.4(a), Section 5.6(a) or Section 6 of this Agreement; or

                  (d) any Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent; or

                  (e) any "Event of Default" shall have occurred and be continuing under any of the Financing Documents or any Project Loss Event shall have occurred with respect to any Project; provided that no such "Event of Default" under the Financing Documents of any Non-Primary Significant Subsidiary or Project Loss Event with respect to any Non-Primary Project shall constitute an Event of Default under this clause (e) unless there is also in existence either (x) such an "Event of Default" under the Financing Documents of the other Non-Primary Significant Subsidiary or Project Loss Event with respect to the other Non-Primary Project or (y) a default of any of the types described below in clause (f), (m) or (n) of this Section 7 with respect to the other Non-Primary Significant Subsidiary or other Non-Primary Project, as the case may be; or

                  (f) the Borrower, any Significant Subsidiary Holding Company or any Significant Subsidiary of the Borrower shall (i) default in making any payment of any principal of any Indebtedness (excluding the Revolving Loans) on the scheduled or original due date with respect thereto after giving effect to all grace periods, if any, in respect thereof provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that no default described above with respect to any Non-Primary Significant Subsidiary shall constitute an Event of Default under this clause (f) unless there is also in existence either (x) a default described above in this clause (f) or in clause (m) or (n) of this Section 7 with respect to the other Non-Primary Significant Subsidiary or other Non-Primary Project, as the case may be, or (y) an "Event of Default" under the Financing Documents of the other Non-Primary Significant Subsidiary or a Project Loss Event with respect to the Non-Primary Project of such other Non-Primary Significant Subsidiary; or

                  (g) (i) the Borrower, any Significant Subsidiary Holding Company or any Significant Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower, any Significant Subsidiary Holding Company or any Significant Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any Significant Subsidiary Holding Company or any Significant Subsidiary any case, proceeding or other action of a nature referred to in clause
         (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower, any Significant Subsidiary Holding Company or any Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower, any Significant Subsidiary Holding Company or any Significant Subsidiary of the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower, any Significant Subsidiary Holding Company or any Significant Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (h) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
         (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to result in a Material Adverse Change; or

                  (i) Cogentrix Energy shall cease to own and control, of record and beneficially, directly or indirectly through one or more Wholly Owned Subsidiaries, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Security Documents); or

                  (j) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Credit Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (k) (i) one or more judgments or decrees shall be entered against any Significant Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $3,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (ii) one or more judgments or decrees shall be entered against the Borrower, any Significant Subsidiary Holding Company or any Subsidiary of the Borrower (excluding the Significant Subsidiaries) involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $250,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (l) the Borrower shall transfer, directly or indirectly, any of its interests in any Significant Subsidiary Holding Company or any Significant Subsidiary; or

                  (m) any Significant Subsidiary shall fail to perform or observe in any material respect the terms or conditions of any Project Document to which it is a party or shall materially breach or otherwise be in default under any such Project Document and such failure, breach or default shall not be remediable or, if remediable, shall (x) continue unremedied after the last day of the applicable cure period, if any, set forth in the applicable Project Document or (y) not be waived (if applicable, in accordance with this Agreement) by the appropriate party; provided, however, that any such failure, breach or default by a Significant Subsidiary shall not constitute an Event of Default under this

         Section 7(m) so long as such failure, breach or default (A) could not reasonably be expected to result in Material Adverse Change, (B) has not caused nor could it reasonably be expected to cause the termination of any contract for the sale of any Project's electrical output and (C) has not caused nor could it reasonably be expected to cause any Project (other than the Northampton Project) to fail to be a Qualifying Facility at any time; and, provided further, that no such failure, breach or default described above with respect to a Non-Primary Significant Subsidiary shall constitute an Event of Default under this clause (m) unless there is also in existence either (x) a default described above in this clause (m) or in clause (f) or (n) of this
         Section 7 with respect to the other Non-Primary Significant Subsidiary or other Non-Primary Project, as the case may be, or (y) an "Event of Default" under the Financing Documents of the other Non-Primary Significant Subsidiary or a Project Loss Event with respect to the Non-Primary Project of such other Non-Primary Significant Subsidiary; or

                  (n) (i) if any material provision of any Project Document shall at any time for any reason cease to be valid and binding or in full force and effect; or (ii) if any material provision of any Project Document shall be declared to be null and void or the validity or enforceability thereof shall be contested by any party thereto or any Governmental Authority; or (iii) any counterparty to any Project Document shall deny that it has any further liability or obligation under any Project Document to which it is a party, except upon fulfillment of its obligations thereunder; provided, however, that any such event described in clause (i), (ii) or (iii) above shall not constitute an Event of Default under this Section 7(n) so long as such event (A) could not reasonably be expected to result in a Material Adverse Change (B) has not caused nor could it reasonably be expected to cause the termination of any contract for the sale of any Project's electrical output and (C) has not caused nor could it reasonably be expected to cause any Project (other than the Northampton Project) to fail to be a Qualifying Facility at any time; and, provided further, that no such event described in clause (i), (ii) or (iii) above described above with respect to any Non-Primary Significant Subsidiary shall constitute an Event of Default under this clause (n) unless there is also in existence either (x) a default described above in this clause (n) or in clause (f) or (m) of this Section 7 with respect to the other Non-Primary Significant Subsidiary or other Non-Primary Project, as the case may be, or (y) an "Event of Default" under the Financing Documents of the other Non-Primary Significant Subsidiary or a Project Loss Event with respect to the Non-Primary Project of such other Non-Primary Significant Subsidiary;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Revolving Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Credit Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the

Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Revolving Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Credit Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.


                              SECTION 8. THE AGENT

                  8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such party under this Agreement and the other Credit Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

                  8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Credit Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

                  8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Revolving Notes.

                  8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Credit Party or any affiliate of a Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their affiliates and made its own decision to make its Revolving Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party or any affiliate of a Credit Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentages in effect on the date on which indemnification is sought under this Section from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Revolving Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the repayment of the Revolving Loans and all other amounts payable hereunder.

                  8.8 Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though the Administrative Agent was not the Administrative Agent. With respect to its Revolving Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Revolving Notes. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Credit Documents.

                  8.10 Authorization to Release Liens. Notwithstanding anything to the contrary contained herein or in any other Credit Document, the Administrative Agent is hereby irrevocably authorized by each of the Lenders (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral to the extent necessary to permit consummation of any transaction not prohibited by any Credit Document or that has been consented to in accordance with Section 9.1.


                            SECTION 9. MISCELLANEOUS

                  9.1 Amendments and Waivers. Neither this Agreement, any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Credit Party to the relevant Credit Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Credit Party to the relevant Credit Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder, (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Revolving Loan, or increase the amount or extend the expiration date of any Lender's Percentage, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Credit Documents, release all or substantially all of the Collateral, in each case without the written consent of all Lenders; or (iii) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent.

                  Any such waiver and any such amendment, supplement or modification under this Section 10.1 shall apply equally to each of the Lenders and shall be binding upon the Credit

Parties, the Lenders, the Administrative Agent and all future holders of the Revolving Notes. In the case of any waiver, the Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, the Administrative Agent, and as set forth on Schedule 1.1(a) in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:             Cogentrix Eastern America, Inc.
                                   1105 North Market Street, Suite 1108
                                   Wilmington, DE   19801
                                   Attention:     President
                                   with copy to:  General Counsel
                                   Telecopy:      302-427-9275
                                   Telephone:     302-427-7383

                                   With  copy to:
                                   9405 Arrowpoint Boulevard
                                   Charlotte, NC  28273-8110
                                   Attention:     President
                                   with copy to:  General Counsel
                                   Telecopy:      704-529-5313
                                   Telephone:     704-525-3800

         The Administrative Agent: Dresdner Bank AG, New York Branch
                                   75 Wall Street
                                   New York, NY  10005-2888
                                   Attention:     Global Power & Utilities Group
                                   Telecopy:      212-429-2081
                                   Telephone:     212-429-2203

                                   With copy to:
                                   Dresdner Bank AG, New York Branch
                                   75 Wall Street
                                   New York, NY  10005-2888
                                   Attention:     Project Finance Portfolio
                                                  Management Group
                                   Telecopy:      212-429-2081
                                   Telephone:     212-429-2203
provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                  9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Revolving Loans and other extensions of credit hereunder.

                  9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Revolving Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the

Borrower, any Subsidiary of the Borrower or either of the Projects and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Credit Party under any Credit Document (all the foregoing in this paragraph (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause each Subsidiary of the Borrower not to assert, and hereby waives and agrees to cause each Subsidiary of the Borrower to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 9.5 shall be payable promptly after written demand therefor. Statements payable by the Borrower pursuant to this Section 9.5 shall be submitted to the Borrower, at the address of the Borrower set forth in
Section 9.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 9.5 shall survive the termination of this Agreement and the repayment of the Revolving Loans and all other amounts payable hereunder.

                  9.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Revolving Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Revolving Loan owing to such Lender, any Revolving Commitment of such Lender or any other interest of such Lender hereunder and under the other Credit Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any Revolving Note for all purposes under this Agreement and the other Credit Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Credit Document, or any consent to any departure by any Credit Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Revolving Loans or any fees payable hereunder, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 with respect to its participation in the Revolving Commitments and the Revolving Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.14, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or, with the consent of the Administrative Agent (which consent may be withheld in its sole discretion), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Percentage as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto).

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Percentage and the Revolving Commitment of, and the principal amount of the Revolving Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Credit Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Revolving Loans and any Revolving Notes evidencing the Revolving Loans recorded therein for all purposes of this Agreement. Any assignment of any Revolving Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Revolving Note shall expressly so provide). Any assignment or transfer of all or part of a Revolving Loan evidenced by a Revolving Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Revolving Note evidencing such Revolving Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Revolving Notes shall be issued to the designated Assignee.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
Section 9.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Revolving Loan or Revolving Note to any Federal Reserve Bank in accordance with applicable law.

                  9.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "Benefitted Lender") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  9.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.10 Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

                  9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  9.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  9.13 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship among the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders, the Secured Parties or among the Borrower and the Secured Parties.

                  9.14 Confidentiality. The Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Credit Party pursuant to this Agreement that is designated by such Credit Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any of their respective affiliates,
(b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates,
(d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Credit Document.

                  9.15 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                     COGENTRIX EASTERN AMERICA, INC.

                                     By: /s/ Thomas F. Schwartz
                                        ----------------------------------------
                                        Name: Thomas F. Schwartz
                                        Title: President


                                     DRESDNER BANK AG, NEW YORK BRANCH,
                                        as the Administrative Agent and a Lender


                                     By: /s/ Andrew Schroeder
                                        ----------------------------------------
                                        Name: Andrew Schroeder
                                        Title: Vice President


                                     By: /s/ Robert F. Moyle
                                        ----------------------------------------
                                        Name: Robert F. Moyle
                                        Title: Vice President